As filed with the Securities and Exchange Commission on October 17, 2023

Registration Statement No. 333-274352

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________________________

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________________________

BITNILE METAVERSE, INC.

(Exact name of registrant as specified in its charter)

_______________________________________

Nevada	30-0680177
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

303 Pearl Parkway, Suite 200

San Antonio, Texas 78215

(800) 762-7293

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Henry C.W. Nisser

President

BitNile Metaverse, Inc.

303 Pearl Parkway, Suite 200

San Antonio, Texas 78215

(800) 762-7293

(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________________

Copies of all communications to:

Spencer G. Feldman, Esq.

Kenneth A. Schlesinger, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas, 15th Floor

New York, New York 10019

Telephone: (212) 451-2300

Facsimile: (212) 451-2222

_______________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 17, 2023

PROSPECTUS

BitNile Metaverse, Inc.

15,741,780 Shares of Common Stock

___________

This prospectus relates to the offer and sale by the selling stockholders named in this prospectus, and any pledgee, donee, transferee or other successor in interest, of up to 15,741,780 shares of common stock of BitNile Metaverse, Inc. Of these shares of common stock, 13,640,875 shares are issuable upon conversion of our senior secured convertible notes and 2,100,905 shares are issuable upon exercise of our warrants to purchase common stock. We are filing the registration statement (of which this prospectus is a part) at this time to fulfill a contractual obligation to do so, which we undertook in connection with the closing of a financing transaction in April 2023 involving the issuance and sale of the senior secured convertible notes and warrants to purchase common stock described in this prospectus. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders. We will, however, receive the net proceeds from any exercise of the warrants to purchase common stock for cash.

We have agreed to pay all legal, accounting, registration and related fees and expenses in connection with the registration of these shares and to indemnify the selling stockholders against all losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, in connection with any misrepresentation made by us in this prospectus. The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of their shares.

The selling stockholders named in this prospectus, and any pledgee, donee, transferee or other successor-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on The Nasdaq Capital Market under the symbol “BNMV.” On October 16, 2023, the closing sale price of the common stock on Nasdaq was $0.671 per share. We urge you to obtain current market quotations for our common stock.

___________

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4.

___________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

___________

The date of this prospectus is           , 2023

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	4
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION	4
USE OF PROCEEDS	4
DESCRIPTION OF TRANSACTION	5
ISSUANCE OF SENIOR SECURED CONVERTIBLE NOTES AND WARRANTS TO PURCHASE COMMON STOCK	5
SELLING STOCKHOLDERS	7
MATERIAL RELATIONSHIP BETWEEN BITNILE METAVERSE AND CERTAIN SELLING STOCKHOLDERS	9
PLAN OF DISTRIBUTION	11
LEGAL MATTERS	14
EXPERTS	14
WHERE YOU CAN FIND MORE INFORMATION	14
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	14

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”

Unless the context otherwise requires, references in this prospectus to the “Company,” “BitNile Metaverse,” “we,” “us” and “our” refer to BitNile Metaverse, Inc., a Nevada corporation, and its subsidiaries.

The Company

Overview of Our Business

BitNile Metaverse, Inc., through its current operating subsidiary, BitNile.com, Inc. (“BitNile.com”), is primarily engaged in the development and operation of an online metaverse platform. BitNile.com, which became a wholly-owned subsidiary of our company on March 6, 2023, commercially launched the metaverse platform to the public on March 31, 2023. The platform targets a broad audience to engage with a new social networking community and allows users to purchase both digital and physical products while playing 3D immersive games. We also conduct minimal legacy operations through Ecoark, Inc. (“Ecoark”) and its subsidiary, Agora Digital Holdings Inc. (“Agora Digital”), which provides digital asset mining hosting services. We believe Agora Digital’s hosting business model has potential synergies with our core focus on growing our metaverse platform.

On March 6, 2023, we, under our former corporate name Ecoark Holdings, Inc. (“Ecoark Holdings”), acquired all of the outstanding shares of capital stock of BitNile.com from Ault Alliance, Inc., a diversified holding company (“Ault Alliance”), and certain related individuals, in exchange for 8,637.5 shares of a new issue of series B convertible preferred stock and 1,362.5 shares of a new issue of series C convertible preferred stock of our company having an aggregate liquidation preference of $100,000,000. BitNile.com had comprised a business segment of Ault Alliance. Shortly following the acquisition, the corporate name of Ecoark Holdings was changed to BitNile Metaverse, Inc. Prior to the acquisition, we conducted a number of businesses through non-core subsidiaries related to oil and gas production and transportation services, which were sold in 2022. All assets and liabilities of the former subsidiaries have been reclassified to discontinued operations on our consolidated balance sheet for March 31, 2022, and all operations of these companies have been reclassified to discontinued operations and loss on disposal on our consolidated statements of operations for the fiscal year ended March 31, 2023. On August 28, 2023, we executed a spin-off of a wholly owned subsidiary, Zest Labs, Inc., which owns intellectual property relating to agriculture shelf life and freshness management, pursuant to a stock purchase agreement whereby we sold all of the outstanding shares of Zest Labs, Inc. to Zest Labs Holding, LLC.

Our Metaverse Platform Products and Experiences

Our BitNile.com metaverse platform offers immersive, interconnected digital experiences that are designed to be engaging and dynamic. By integrating various elements such as virtual markets, real world goods marketplaces and VIP experiences, gaming, social activities, sweepstakes, gambling and more, we aim to revolutionize the way people interact online. The metaverse platform is accessible via any device using any web browser, without requiring permissions, downloads or apps, and the platform can be experienced without the need for bulky and costly virtual reality headsets.

Our games operate on a free-to-play model, whereby game players may collect coins free of charge through the passage of time and, if a game player wishes to obtain coins above and beyond the level of free coins available to that player, the player may purchase additional coin packages (“Freemium” gaming model). Once obtained, Nile Tokens and Nile Coins (either free or purchased) cannot be redeemed for cash or exchanged for anything outside of the metaverse. When coins are used and played in the games, the game player could “win” and would be awarded additional coins or could “lose” and lose the future use of those coins.

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Our current and planned products and experiences are:

●	Virtual markets. The platform facilitates sales of digital assets the Company as well as third party vendors like virtual real estate, digital art, user customizations, and unique collectibles.

●	Real world goods marketplaces. The platform allows users to shop for a diverse range of real world products and VIP experiences.

●	Gaming. The platform provides an extensive selection of gaming options, including participation in games, sweepstakes and social gaming experiences, such as Blackjack.

●	Sweepstakes gaming. The platform features a dedicated gaming zone for users to engage in sweepstakes gaming, offering opportunities to win virtual and real money.

●	Contests of skill. The platform organizes competitions for users to showcase their talents and compete against others for prizes and recognition in various disciplines.

●	Building private spaces. The platform allows users to construct and customize their dream homes or private spaces.

●	Socialization and connectivity. The platform’s ongoing mission will be to foster global connections by enabling users to interact with individuals from around the world, forming new friendships, collaborating on projects or engaging in conversations within various social hubs.

●	Real and virtual concerts. We expect the platform to host live and virtual concerts within the metaverse, featuring performances from both real world and virtual artists, allowing users to attend and enjoy shows in an immersive environment.

Our Business Strategy

The metaverse industry is experiencing rapid growth and expansion, driven by advancements in technology, increased interest in virtual experiences and the rise of digital economies. Our business strategy revolves around creating a seamless, all-encompassing platform that caters to various user needs and interests.

The strategic pillars for the growth of our BitNile.com metaverse platform include (i) leveraging cutting-edge technology to offer a user-friendly, browser-based platform compatible with virtual reality headsets and other modern devices for an enhanced experience, (ii) providing a diverse range of products and experiences that caters to users with different interests and preferences, (iii) fostering global connections and a sense of community among users, encouraging socialization and collaboration, and (iv) focusing on continuous innovation to stay ahead of industry trends and customer expectations.

We expect to generate revenue in fiscal 2024 through the sale of tokens or coins that provide our end users with interactive entertainment (game play) and durable goods principally for the personal computer and mobile platforms.

Corporate Information

We were incorporated in Nevada in 2007. Our principal executive offices are located at 303 Pearl Parkway, Suite 200, San Antonio, Texas 78215, and our telephone number is (800) 762-7293. We maintain a website at www.bitnile.net. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

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The Offering

Common stock offered by selling stockholders	15,741,780 shares, consisting of (i) 13,640,875 shares underlying our senior secured convertible notes and (ii) 2,100,905 shares are issuable upon exercise of our warrants to purchase common stock.

Common stock outstanding before the offering	2,359,423 shares (1)

Common stock outstanding after the offering	18,101,203 shares

Risk Factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section on page 4 before deciding to invest in our securities.

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering. We will, however, receive the net proceeds from any exercise of the warrants to purchase common stock for cash.

Nasdaq Capital Market symbol	BNMV

(1)	Based on 2,359,423 shares outstanding on October 16, 2023, the number of shares outstanding before this offering excludes the following:

•	13,640,875 shares of common stock reserved for issuance upon the conversion of our senior secured convertible notes, which are being registered in this prospectus;

•	2,100,905 shares of common stock reserved for issuance upon the exercise of our warrants to purchase common stock, which are being registered in this prospectus;

•	an indeterminable number of shares of common stock equal to $100,000,000 of shares of our common stock reserved for issuance pursuant to the ELOC Purchase Agreement (as defined below);

•	5,289,915 shares of common stock reserved for issuance pursuant to the conversion Series A Preferred Stock, subject to the approval of the Nasdaq Stock Market;

•	an aggregate of 26,666,666 shares of common stock reserved for issuance pursuant to the conversion of Series B Preferred Stock and Series C Preferred Stock, subject to the approval of the Nasdaq Stock Market;

•	2,100,905 shares of common stock reserved for issuance upon the exercise of outstanding warrants to purchase common stock (in addition to the warrants noted above); and

•	shares of common stock reserved for issuance upon the exercise of outstanding stock options.

All shares and per share information in this prospectus reflects, and where appropriate, is restated for, a 1-for-30 reverse stock split of our authorized shares of common stock from 100,000,000 shares to 3,333,333 shares, and of our outstanding shares of common stock from approximately 48,786,685 shares to approximately 1,626,223 shares, effective May 15, 2023. The reverse stock split also applied to the shares of common stock issuable upon conversion of our outstanding shares of convertible preferred stock.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus. See “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us, except as required by U.S. federal securities laws.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders. Of the shares covered by this registration statement (of which this prospectus is a part), 2,100,905 shares are issuable upon exercise of the warrants to purchase common stock at an exercise price of $3.273 per share. If all such warrants are exercised for cash at their stated exercise price, then we will receive gross proceeds of approximately $6,876,262. However, the warrants may be exercised on a cashless basis, at the option of their holders, at any time there is not an effective registration statement in place registering the warrant shares for resale. We will not receive any proceeds upon such cashless exercise. If and to the extent cash is remitted to us for exercise of the warrants, the proceeds will be used for general corporate purposes.

The selling stockholders will pay all underwriting discounts, selling commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in connection with the sale of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants. Expenses expected to be incurred by us in connection with this registration statement are estimated at approximately $50,000.

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DESCRIPTION OF TRANSACTION

Issuance of Senior Secured Convertible Notes and Warrants to Purchase Common Stock

On April 27, 2023, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) providing for the issuance of (i) Senior Secured Convertible Notes (the “Notes”) with an aggregate principal face amount of $6,875,000, which Notes are convertible into shares of our common stock (the “Conversion Shares”), and (ii) five-year warrants (the “Warrants”) to purchase an aggregate of 2,100,905 shares of our common stock (the “Warrant Shares”).

Pursuant to the Purchase Agreement, we and certain of our subsidiaries (the “Subsidiaries”) and Arena Investors, LP, as the collateral agent on behalf of the Investors (the “Agent”) entered into a security agreement (the “Security Agreement”), pursuant to which we (i) pledged the equity interests in the Subsidiaries and (ii) granted to the Investors a security interest in, among other items, all of our deposit accounts, securities accounts, chattel paper, documents, equipment, general intangibles, instruments and inventory, and all proceeds therefrom (the “Assets”), as set forth in the Security Agreement. In addition, pursuant to the Security Agreement, the Subsidiaries granted to the Investors a security interest in its Assets and, pursuant to a Subsidiary Guaranty (the “Subsidiary Guaranty”), jointly and severally agreed to guarantee and act as surety for our obligation to repay the Notes and other obligations under the other transaction documents.

The Notes are further secured by a guaranty (the “AAI Guaranty”) provided by Ault Alliance, an affiliate of our company, as well as by Milton C. Ault, the Executive Chairman of Ault Alliance, and his spouse.

Pursuant to the Purchase Agreement, we and the Investors entered into a registration rights agreement (the “Registration Agreement”), pursuant to which we agreed to file this registration statement with the SEC to register the Conversion Shares (using the $0.504 conversion floor price to calculate the number of registrable shares) and the Warrant Shares within 15 days after we file our quarterly report on Form 10-Q for the quarter ended June 30, 2023 (the “Filing Deadline”) and to have such registration statement declared effective within 90 days after the Filing Deadline.

Pursuant to the Purchase Agreement, we and certain of our stockholders also entered into (i) a voting agreement (the “Voting Agreement”), pursuant to which such stockholders agreed to vote their shares of common stock in favor of issuing Conversion Shares and/or Warrant Shares in an aggregate number of shares of common stock exceeding 19.99% of the total number of shares of common stock issued and outstanding as of the closing date of the financing transaction, in accordance with the rules and regulations of The Nasdaq Stock Market, and (ii) a lockup agreement (the “Lockup Agreement”), pursuant to which such stockholder agreed not to sell any shares of common stock until 30 days after the Notes are no longer outstanding.

The Notes, the Warrants, the Conversion Shares and the Warrant Shares were offered and sold to the Investors in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering.

Description of the Senior Secured Convertible Notes

The Notes have a principal face amount of $6,875,001 and bear no interest (unless an event of default occurs) as they were issued with an original issuance discount. The maturity date of the Notes is April 27, 2024. The Notes are convertible, subject to certain beneficial ownership limitations, into Conversion Shares at a price per share equal to the lower of (i) $3.273 or (ii) the greater of (A) $0.504 (the floor price) and (B) 85% of the lowest volume weighted average price of the common stock during the ten trading days prior to the date of conversion (the “Conversion Price”). The Conversion Price is subject to adjustment in the event of an issuance of common stock at a price per share lower than the Conversion Price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events.

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The Notes contain standard and customary events of default including, but not limited to, failure to make payments when due under the Note, failure to comply with certain covenants contained in the Note, or bankruptcy or insolvency of our company. We may prepay all or a portion of the Notes at premium of 15% to such amount as set forth in the Note. The purchase price for the Notes was $5.5 million.

Description of the Warrants to Purchase Common Stock

The Warrants entitle the Investors to purchase an aggregate of 2,100,905 Warrant Shares for a period of five years, subject to certain beneficial ownership limitations at an exercise price of $3.273 per share (the “Exercise Price”). The Exercise Price of each Warrant is subject to adjustment in the event of an issuance of common stock at a price per share lower than the Exercise Price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events. The Warrants may be exercised on a cashless basis at any time there is not an effective registration statement in place registering the Warrant Shares for resale.

The foregoing summary of the financing transaction is qualified in its entirety by reference to the full text of the form of each of the Notes, the Warrants, the Purchase Agreement, the Security Agreement, the Registration Agreement, the AAI Guaranty, the Subsidiary Guaranty, the Voting Agreement and the Lockup Agreement, included as exhibits to our current report on Form 8-K filed with the SEC on April 28, 2023, each of which is incorporated herein in its entirety.

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SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of up to 15,741,780 shares of our common stock by the selling stockholders upon conversion of the notes and exercise of the warrants. For additional information regarding the issuance of the notes and the warrants, see “Description of Transaction” above.

The following table, based upon information currently known by us, sets forth as of October 16, 2023: (i) the number of shares held of record or beneficially by the selling stockholders as of such date (as determined below) in the second column, and (ii) the number of shares that may be offered under this prospectus by the selling stockholders in the third column. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on (i) conversion of the notes set forth therein or (ii) exercise of the warrants set forth therein. Beneficial ownership includes shares of common stock plus any securities held by the holders exercisable for or convertible into shares of common stock within 60 days after October 16, 2023, in accordance with Rule 13d-3(d)(1) under the Exchange Act. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholder named below.

In accordance with the terms of a registration rights agreement with the holders of the notes and the warrants, this prospectus generally covers the resale of 100% of the sum of (i) the maximum number of shares of common stock issued or issuable pursuant to the Notes, and (ii) the maximum number of shares of common stock issued or issuable upon exercise of the warrants, in each case, determined as if the outstanding notes and warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the floor price or exercise price (as the case may be) calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price and alternate conversion price of the notes and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the notes and the warrants, a selling stockholder may not convert the notes or exercise the warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% (the “Maximum Percentage”) of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The selling stockholders have not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as described in “Description of Transaction” above. To our knowledge, the selling stockholders have sole voting and investment power with respect to their shares of common stock.

Percentage of beneficial ownership in the table below is based on 18,101,203 shares of our common stock outstanding upon completion of this offering, assuming full conversion of the Notes and full exercise of the Warrants. None of the selling stockholders is a broker-dealer regulated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), nor is any selling stockholder affiliated with such a broker-dealer. The selling stockholders acquired their shares in the ordinary course of such selling stockholder’s business and, at the time of the acquisition of the shares to be resold pursuant to this prospectus, the selling stockholders had no agreements or understandings, directly or indirectly, with any person to distribute them.

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	Common Stock Beneficially Owned Prior to the Offering			Common Stock Offered Pursuant to	Common Stock Owned Upon Completion of this Offering (1)
Name of Selling Stockholder	Shares		Percent	this Prospectus (10)	Shares	Percent
Arena Special Opportunities Fund, LP (7)	124,000	(2)	(4.99%)	805,819	0	(0%)

Arena Special Opportunities Partners II, LP (7)	124,000	(3)	(4.99%)	1,680,295	0	(0%)

Arena Special Opportunities (Cayman Master) II, LP (7)	124,000	(4)	(4.99%)	5,270,697	0	(0%)

Arena Special Opportunities (Offshore) Master, LP (7)	124,000	(5)	(4.99%)	437,026	0	(0%)

Arena Finance Markets, LP (7)	124,000	(6)	(4.99%)	392,589	0	(0%)

Walleye Opportunities Master Fund Ltd. (8)	124,000	(9)	(4.99%)	7,155,354	0	(0%)

(1)	Assumes that the selling stockholders dispose of all of the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares of common stock. The registration of these shares of common stock does not necessarily mean that the selling stockholder will sell all or any portion of the shares of common stock covered by this prospectus.

(2)	This column lists the number of shares of our common stock beneficially owned by this selling stockholder as of October 16, 2023 after giving effect to the Maximum Percentage (as defined above). Without regard to the Maximum Percentage, as of October 16, 2023, this selling stockholder would beneficially own an aggregate of 805,819 shares of our common stock, consisting of (i) 698,274 shares of our common stock underlying our senior secured convertible notes, convertible at the floor price of $0.504 per share, all of which shares are being registered for resale under this prospectus, and (ii) 107,545 shares underlying our warrant held by this selling stockholder, currently exercisable at an exercise price of $3.273, all of which are being registered for resale under this prospectus.

(3)	This column lists the number of shares of our common stock beneficially owned by this selling stockholder as of October 16, 2023 after giving effect to the Maximum Percentage (as defined above). Without regard to the Maximum Percentage, as of October 16, 2023, this selling stockholder would beneficially own an aggregate of 1,680,295 shares of our common stock, consisting of (i) 1,456,042 shares of our common stock underlying our senior secured convertible notes, convertible at the floor price of $0.504 per share, all of which shares are being registered for resale under this prospectus, and (ii) 224,253 shares underlying our warrant held by this selling stockholder, currently exercisable at an exercise price of $3.273, all of which are being registered for resale under this prospectus.

(4)	This column lists the number of shares of our common stock beneficially owned by this selling stockholder as of October 16, 2023 after giving effect to the Maximum Percentage (as defined above). Without regard to the Maximum Percentage, as of October 16, 2023, this selling stockholder would beneficially own an aggregate of 5,270,697 shares of our common stock, consisting of (i) 4,567,268 shares of our common stock underlying our senior secured convertible notes, convertible at the floor price of $0.504 per share, all of which shares are being registered for resale under this prospectus, and (ii) 703,429 shares underlying our warrant held by this selling stockholder, currently exercisable at an exercise price of $3.273, all of which are being registered for resale under this prospectus.

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(5)	This column lists the number of shares of our common stock beneficially owned by this selling stockholder as of October 16, 2023 after giving effect to the Maximum Percentage (as defined above). Without regard to the Maximum Percentage, as of October 16, 2023, this selling stockholder would beneficially own an aggregate of 437,026 shares of our common stock, consisting of (i) 378,700 shares of our common stock underlying our senior secured convertible notes, convertible at the floor price of $0.504 per share, all of which shares are being registered for resale under this prospectus, and (ii) 58,326 shares underlying our warrant held by this selling stockholder, currently exercisable at an exercise price of $3.273, all of which are being registered for resale under this prospectus.

(6)	This column lists the number of shares of our common stock beneficially owned by this selling stockholder as of October 16, 2023 after giving effect to the Maximum Percentage (as defined above). Without regard to the Maximum Percentage, as of October 16, 2023, this selling stockholder would beneficially own an aggregate of 392,589 shares of our common stock, consisting of (i) 340,194 shares of our common stock underlying our senior secured convertible notes, convertible at the floor price of $0.504 per share, all of which shares are being registered for resale under this prospectus, and (ii) 52,395 shares underlying our warrant held by this selling stockholder, currently exercisable at an exercise price of $3.273, all of which are being registered for resale under this prospectus.

(7)	Lawrence Cutler is the Chief Operating Officer of each of the Arena entities named above and, in such capacity, holds voting and investment power with respect to the shares directly owned by each such Arena entity. The address for each of the Arena entities is 2500 Westchester Avenue, Suite 401, Purchase, New York 10577.

(8)	Walleye Capital LLC is the investment manager of Walleye Opportunities Master Fund Ltd (the “Walleye Fund”) and may be deemed to beneficially own the securities owned by the Walleye Fund. William England is the Chief Executive Officer of Walleye Capital LLC and may be deemed to have voting and dispositive power over the securities owned by the Walleye Fund. Walleye Capital LLC and William England each disclaim any beneficial ownership of these securities. The address for Walleye Fund is 2800 Niagara Lane N, Plymouth, MN 55447.

(9)	This column lists the number of shares of our common stock beneficially owned by this selling stockholder as of October 16, 2023 after giving effect to the Maximum Percentage (as defined above). Without regard to the Maximum Percentage, as of October 16, 2023, this selling stockholder would beneficially own an aggregate of 7,155,354 shares of our common stock, consisting of (i) 6,200,397 shares of our common stock underlying our senior secured convertible notes, convertible at the floor price of $0.504 per share, all of which shares are being registered for resale under this prospectus, and (ii) 954,957 shares underlying our warrant held by this selling stockholder, currently exercisable at an exercise price of $3.273, all of which are being registered for resale under this prospectus.

(10)	For the purposes of the calculations of common stock to be sold pursuant to the prospectus we are assuming (i) an event of default under the senior secured convertible notes has not occurred, and the issuance of 100% of the shares of common stock underlying such notes at the floor price of $0.504 per share (as adjusted pursuant to the reverse stock split) without regard to any limitations set forth therein, and (ii) the issuance of 100% of the shares of common stock underlying our warrant exercised in full at an exercise price of $3.273 without regard to any limitations set forth therein.

Material Relationship between BitNile Metaverse
and Certain Selling Stockholders

On June 5, 2023, we entered into a purchase agreement (the “Prior Purchase Agreement”) with Arena Business Results, LLC (“Arena”), an entity which is affiliated with the Arena entities named in the Selling Stockholder table above. On August 24, 2023, we and Arena entered into a termination agreement (the “Termination Agreement”), pursuant to which we agreed with Arena to terminate the Prior Purchase Agreement.

On August 24, 2023, we entered into a new purchase agreement (the “ELOC Purchase Agreement”) with Arena Business Solutions Global SPC II Ltd, on behalf of and for the account of Segregated Portfolio #3 – SPC #3 (the “Investor”). The terms and conditions of the ELOC Purchase Agreement are substantially identical to those of the Prior Purchase Agreement, except that the time to file the Registration Statement (as defined in the ELOC Purchase Agreement) was extended.

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The ELOC Purchase Agreement provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to direct the Investor to purchase up to an aggregate of $100,000,000 of shares of our common stock over the 36-month term of the ELOC Purchase Agreement. Under the ELOC Purchase Agreement, after the satisfaction of certain commencement conditions, including, without limitation, the effectiveness of a registration statement, we have the right to present the Investor with an advance notice (each, an “Advance Notice”) directing the Investor to purchase any amount up to the Maximum Advance Amount (as described below).

The Maximum Advance Amount is calculated as follows: (a) if the Advance Notice is received by 8:30 a.m., Eastern time, the lower of: (i) an amount equal to 40% of the average of the Daily Value Traded (as defined in the ELOC Purchase Agreement) of our common stock on the ten Trading Days (as defined in the ELOC Purchase Agreement) immediately preceding an Advance Notice, or (ii) $20,000,000, and (b) if the Advance Notice is received after 8:30 a.m., but prior to 10:30 a.m., Eastern time, the lower of (i) an amount equal to 30% of the average of the Daily Value Traded of our common stock on the ten Trading Days immediately preceding an Advance Notice, or (ii) $15,000,000.

The number of shares that we can issue to the Investor from time to time under the ELOC Purchase Agreement is subject to the Ownership Limitation (as defined in the ELOC Purchase Agreement). In addition, the Investor is not required to buy any shares of our common stock pursuant to an Advance Notice on any trading day on which the closing trade price of our common stock is below $0.952. We control the timing and amount of sales of our common stock to the Investor. The Investor has no right to require any sales by us, and is obligated to make purchases from us as directed solely by us in accordance with the ELOC Purchase Agreement. The Investor has agreed that neither it nor any of its agents, representatives and affiliates will engage in any direct or indirect short-selling or hedging our common stock during any time prior to the termination of the ELOC Purchase Agreement.

Pursuant to the ELOC Purchase Agreement, we agreed to prepare and file with the Securities and Exchange Commission a Registration Statement for the resale by the Investor of Registrable Securities (as defined in the ELOC Purchase Agreement) no later than November 30, 2023.

In consideration for the Investor’s execution the ELOC Purchase Agreement, we are required to issue to the Investor, as a commitment fee, a number of shares of common stock having an aggregate dollar value equal to $4,000,000 (“Commitment Fee Shares”). Within one business day of the effectiveness of the registration statement, we will deliver irrevocable instructions to our transfer agent to electronically transfer to the Investor that number of shares of common stock having an aggregate dollar value equal to $1,000,000 based on the per common stock price equal to the simple average of the daily VWAP (as defined in the ELOC Purchase Agreement) of the common stock during the ten Trading Days immediately preceding the effectiveness of the registration statement (the “Initial Issuance”). We will deliver irrevocable instructions to our transfer agent to electronically transfer the Investor that number of shares of common stock having an aggregate dollar value equal $3,000,000 based on the per common stock price as follows: (i) $1,000,000 worth of the Commitment Fee Shares on the three-month anniversary of the Initial Issuance based on the per common stock price equal to the simple average of the daily VWAP of the common stock during the ten Trading Days immediately preceding the three-month anniversary, (ii) $1,000,000 worth of the Commitment Fee Shares on the six-month anniversary of the Initial Issuance based on the per common stock price equal to the simple average of the daily VWAP of the common stock during the ten Trading Days immediately preceding the six-month anniversary and (iii) $1,000,000 worth of the Commitment Fee Shares on the nine-month anniversary of the Initial Issuance based on the per common stock price equal to the simple average of the daily VWAP of the common stock during the ten Trading Days immediately preceding the nine-month anniversary.

The ELOC Purchase Agreement may be terminated by us at any time after commencement, at our discretion; provided that upon early termination we are required to issue the outstanding Commitment Fee Shares to the Investor. The ELOC Purchase Agreement will automatically terminate on the date that we sell, and the Investor purchases, the full $100,000,000 amount under the agreement or, if the full amount has not been purchased, on the expiration of the 36-month term of the ELOC Purchase Agreement.

The foregoing description of the ELOC Purchase Agreement is qualified by reference to the full text of the form of ELOC Purchase Agreement, included as an exhibit to our current report on Form 8-K filed with the SEC on August 25, 2023, which is incorporated herein in its entirety.

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PLAN OF DISTRIBUTION

The selling stockholders, and any pledgee, donee, transferee or other successor in interest, may, from time to time, directly or through one or more underwriters, broker-dealers or agents, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices, and may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.

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Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions or discounts may be less than or in excess of those customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include any pledgee, transferee or other successor in interest as a selling stockholder under this prospectus.

The selling stockholders may also transfer the shares of common stock in other circumstances, in which case any donee, transferee, pledgee or other successor in interest will be the selling beneficial owner for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of supplementing or amending the list of selling stockholders to include any donee, pledgee, transferee or other successor in interest as a selling stockholder under this prospectus.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

We are required to pay all legal, accounting, registration, printing and related fees and expenses incident to the registration of the shares of common stock being registered, estimated to be $50,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify the selling stockholders against all losses, claims, damages and liabilities, including liabilities under the Securities Act, in connection with any misrepresentation made by us in this prospectus in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

The selling stockholders has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholders. If we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

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The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

Olshan Frome Wolosky LLP has opined as to the legality of the shares of common stock being offered by this registration statement.

EXPERTS

RBSM LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on RBSM LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available, at no charge, to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed on July 14, 2023;

●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed on August 21, 2023;

●	our Current Reports on Form 8-K, filed on April 6, 2023 (as amended April 7, 2023), April 28, 2023, May 10, 2023, June 9, 2023, June 9, 2023, June 27, 2023, July 21, 2023, August 4, 2023, August 25, 2023, September 1, 2023, September 19, 2023, September 29, 2023, October 13, 2023 and October 17, 2023; and

●	the description of our common stock which is registered under Section 12(b) of the Exchange Act, in our registration statement on Form 8-A, filed on August 3, 2021 (File No. 001-40701), including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of this prospectus and before the completion of the offering of the shares of our common stock included in this prospectus. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

BitNile Metaverse, Inc.

303 Pearl Parkway, Suite 200

San Antonio, Texas 78215

Attn: Investor Relations

Tel.: (800) 762-7293

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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PART II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in connection with the sale of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$1,735.00
Legal fees and expenses	$25,000.00
Accounting fees and expenses	$20,000.00
Miscellaneous	$3,265.00
Total expenses	$50,000.00

Item 15. Indemnification of Directors and Officers

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

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Article VI of the amended and restated bylaws of the Company provides that the Company shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger between the Company and Trend Holdings, dated May 31, 2019. (1)

2.2	Stock Purchase and Sale Agreement, dated March 27, 2020, by and between the Company and Banner Energy Services Corp. (2)

2.3	Share Exchange Agreement, dated August 23, 2022, by and among Enviro Technologies U.S., Inc., Banner Midstream Corp. and Ecoark Holdings, Inc. (3)*

3.1(a)	Articles of Incorporation, as amended. (4)

3.1(b)	Certificate of Amendment to Articles of Incorporation. (5)

3.1(c)	Certificate of Amendment to Articles of Incorporation. (6)

3.1(d)	Amended and Restated Certificate of Designation of Rights, Preferences and Limitations of the Series A Convertible Redeemable Preferred Stock. (7)

3.1(e)	Form of Certificate of Designations of Rights, Preferences and Limitations of Series B Convertible Preferred Stock. (8)

3.1(f)	Form of Certificate of Amendment to the Form of Certificate of Designations of Rights, Preferences and Limitations of Series B Convertible Preferred Stock. (8)

3.1(g)	Certificate of Amendment to the Certificate of Designation of Rights, Preferences and Limitations of Series B Convertible Preferred Stock. (9)

3.1(h)	Form of Certificate of Designations of Rights, Preferences and Limitations of Series C Convertible Preferred Stock. (8)

3.1(i)	Form of Certificate of Amendment to the Form of Certificate of Designations of Rights, Preferences and Limitations of Series C Convertible Preferred Stock. (8)

3.1(j)	Certificate of Amendment to the Certificate of Designation of Rights, Preferences and Limitations of Series C Convertible Preferred Stock. (9)

3.2(a)	Amended and Restated Bylaws. (10)

3.2(b)	Amendment to Bylaws. (11)

3.2(c)	Amendment to Bylaws. (12)

4.1	Form of Note. (13)

4.2	Form of Warrant. (13)

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5.1	Opinion of Olshan Frome Wolosky LLP, as to the legality of the shares being offered.

23.1	Consent of RBSM LLP, Independent Registered Public Accountants.

23.2	Consent of Olshan Frome Wolosky LLP (included in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page of the Registration Statement).**

107	Calculation of Filing Fee Table.**

___________________________________

*	Certain schedules and other attachment have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the SEC upon request.
**	Previously filed.
(1)	Incorporated by reference from Form 8-K filed on June 6, 2019.
(2)	Incorporated by reference from Form 8-K filed on April 2, 2020.
(3)	Incorporated by reference from Form 8-K filed on August 30, 2022.
(4)	Incorporated by reference from Form 10-Q filed on February 12, 2021.
(5)	Incorporated by reference from Form 8-K filed on October 12, 2021.
(6)	Incorporated by reference from Form 8-K filed on October 17, 2023.
(7)	Incorporated by reference from Form 8-K filed on May 10, 2023.
(8)	Incorporated by reference from Form 8-K filed on March 10, 2023.
(9)	Incorporated by reference from Form 8-K filed on September 29, 2023.
(10)	Incorporated by reference from Form 8-K filed on April 28, 2017.
(11)	Incorporated by reference from Form 8-K filed on August 30, 2021.
(12)	Incorporated by reference from Form 8-K filed on June 9, 2022.
(13)	Incorporated by reference from Form 8-K filed on April 28, 2023.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas, on October 17, 2023.

BITNILE METAVERSE, INC.

By:	/s/ Randy S. May
Randy S. May Chairman of the Board and Chief Executive Officer (principal executive officer)

By:	/s/ Jay Puchir
Jay Puchir Chief Financial Officer (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randy S. May	Chairman of the Board and Chief Executive	October 17, 2023
Randy S. May	Officer (principal executive officer)

/s/ Henry C.W. Nisser	President, General Counsel and Director	October 17, 2023
Henry C.W. Nisser

/s/ Jay Puchir	Chief Financial Officer (principal financial	October 17, 2023
Jay Puchir	and accounting officer)

/s/ Gary Metzger	Director	October 17, 2023
Gary Metzger

/s/ Emily L. Pataki	Director	October 17, 2023
Emily L. Pataki

	Director	October 17, 2023
Robert O. Smith

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